Exhibit 99.1

RumbleOn Reports First Quarter 2024 Financial Results
8.3% Improvement in Adjusted EBITDA on 8.0% Lower Revenue
Operating Income of $5.2 Million Versus Operating Loss of $0.7 Million Last Year

Financial and Operational Highlights (compared to last year's first quarter)

•New powersports unit retail sales of 10,503 versus 10,436 or up 0.6%.
•Pre-owned powersports unit retail sales of 5,005 versus 5,781 or down 13.4%.
•Company Revenue of $307.8 million, down $26.6 million or 8.0%.
•SG&A expenses totaled $73.9 million, down $12.4 million or 14.4%.
•Company Gross Profit of $82.6 million; Company Gross Profit Margin of 26.8%, down 20 basis points.
•Operating Income of $5.2 million versus Operating Loss of $0.7 million last year and net loss of $10.3 million versus $16.9 million.
•Adjusted EBITDA(1) of $11.7 million up 8.3%.

IRVING, Texas – May 8, 2024 – RumbleOn, Inc. (NASDAQ: RMBL), the "Company" or "RumbleOn", today announced results for the three months ended March 31, 2024.

Key Financial Data

	First Quarter 2024		First Quarter 2023
($ in millions)	Revenue	EBITDA/AEBITDA(1)	Revenue	EBITDA/AEBITDA(1)
Powersports	$293.5	$17.7	$319.6	$17.8
Vehicle transportation services	14.3	1.4	14.8	1.3
Corporate headquarters(2)		(10.1)		(15.1)
EBITDA(1)		9.0		4.0
Adjustments to EBITDA for Adjusted EBITDA calculation(1)		2.7		6.8
Total	$307.8	$11.7	$334.4	$10.8

(1) EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliations of non-GAAP measures are provided in accompanying financial schedules.
(2) Represents public company and other shared services expenses associated with our corporate headquarters, including finance and accounting, legal, administrative, etc.

Unless otherwise noted, all comparisons are for the three months ended March 31, 2024 as compared to the three months ended March 31, 2023.

CEO Commentary

"Our performance in the first quarter was largely in line with our expectations, with a significant year over year performance improvement as traction began on Vision 2026 in a tough macro environment. As anticipated, the industry dynamics remain challenging; however, our strength as an aligned and experienced team delivered impressive results as we drive our Company turnaround," said Mike Kennedy. RumbleOn's Chief Executive Officer continued, "In the first quarter, we delivered $5.2 million of operating income--a significant improvement from last year's operating loss--and $11.7 million of Adjusted EBITDA, an 8.3% improvement over last year's performance."

First Quarter 2024 - Summary Financial Results

Reconciliation of GAAP to non-GAAP financial measures are provided in accompanying financial schedules.

Total Unit Sales (New, Pre-owned Retail and Wholesale) of 16,585 units declined 3.7%.

Company Revenue of $307.8 million declined 8.0% on lower unit volume and a $747 lower average selling price, which is driven by mix.

Company Gross Profit of $82.6 million declined 8.5% and Gross Profit Margin was 26.8%, down 20 basis points.

Operating Expenses were $77.4 million, or 25.1% of revenue, compared to $91.0 million, or 27.2% of revenue.

Loss from Continuing Operations was $10.3 million compared to $16.7 million, or a 38.2% improvement.

Adjusted EBITDA was $11.7 million, compared to $10.8 million or an improvement of 8.3%.
Cash and Restricted Cash as of March 31, 2024 totaled approximately $63.4 million, and non-vehicle net debt was $203.4 million. Availability under our short-term revolving floor plan credit facilities totaled approximately $149.3 million.
Total Available Liquidity, defined as unrestricted cash plus availability under floor plan credit facilities at March 31, 2024, totaled approximately $212.7 million.
Cash Flow provided by Operating Activities was $3.0 million for the three months ended March 31, 2024, which was positively impacted by the settlement of the RumbleOn Finance loan portfolio.

First Quarter 2024 — Segment Results
Unless otherwise noted, all comparisons are for the three months ended March 31, 2024, as compared to the three months ended March 31, 2023.

Powersports Segment

$ in millions except per unit	First Quarter
	2024	2023	Change
Unit Sales (#)
Retail
New	10,503	10,436	0.6%
Pre-owned	5,005	5,781	(13.4)%
Total retail	15,508	16,217	(4.4)%
Pre-owned wholesale	1,077	1,004	7.3%
Total Powersports Unit Sales	16,585	17,221	(3.7)%

Revenue
New	$155.0	$156.4	(0.9)%
Pre-owned	59.8	76.9	(22.2)%
Finance & Insurance, net	25.8	27.2	(5.1)%
Parts, Services, and Accessories	52.9	59.1	(10.5)%
Total Powersports Revenue	$293.5	$319.6	(8.2)%

Gross Profit
New	$19.2	$23.8	(19.3)%
Pre-owned	10.4	8.5	22.4%
Finance & Insurance, net	25.8	27.2	(5.1)%
Parts, Services, and Accessories	23.6	27.3	(13.6)%
Total Powersports Gross Profit	$79.0	$86.8	(9.0)%
Powersports GPU[1]	$5,099	$5,349	(4.7)%
1 Calculated as total powersports gross profit divided by total retail units sold.

New Powersports Revenue decreased 0.9%, with a 0.6% increase in unit sales, driven by increased supply of new inventory and lower average selling price.
New Powersports Gross Profit declined 19.3% due primarily to competitive pressures.
Pre-owned Powersports Units, which includes pre-owned retail and wholesale units, declined 10.4%. Declines are primarily the result of the availability of new inventory.
Pre-owned Powersports Revenue declined 22.2% due to the decrease in units sold.
Pre-owned Powersports Gross Profit increased 22.4%, due to the improvement in gross profit per unit.
Powersports GPU was $5,099, a decrease of 4.7%.

Vehicle Transportation Services Segment

$ in millions	First Quarter
	2024	2023	Change
Vehicles Transported (#)	24,637	23,608	4.4%
Vehicle Transportation Services Revenue	$14.3	$14.8	(3.4)%
Vehicle Transportation Services Gross Profit	$3.5	$3.5	—%

Revenue from the Vehicle Logistics Segment decreased 3.4% as we focused on gaining volume with an increase in the number of vehicles transported and decrease in revenue per vehicle transported to $580 in the first quarter.

Gross profit for this segment was flat to last year.

Conference Call Details
RumbleOn's management will host a conference call to discuss its operational and financial results on May 8, 2024 at 7:00 a.m. Central Time (8:00 a.m. Eastern Time). The call will be hosted by Mike Kennedy, Chief Executive Officer, and Blake Lawson, Chief Financial Officer. To access the conference call, callers may dial 1-646-307-1865 (or 1-800-717-1738 for callers outside of the United States) and enter conference ID 42178. A live and archived webcast will be accessible from RumbleOn's Investor Relations website at https://investors.rumbleon.com.

About RumbleOn
RumbleOn, Inc. (NASDAQ: RMBL), operates through two operating segments: our Powersports dealership group and Wholesale Express, LLC, an asset-light transportation services provider focused on the automotive industry. Our Powersports group is the largest powersports retail group in the United States (as measured by reported revenue, major unit sales and dealership locations), offering over 500 powersports franchises representing 52 different brands of products. Our Powersports group sells a wide selection of new and pre-owned products, including parts, apparel, accessories, finance & insurance products and services, and aftermarket products. We are the largest purchaser of pre-owned powersports vehicles in the United States and utilize our proprietary Cash Offer technology to acquire vehicles directly from consumers.
To learn more please visit us online at https://www.rumbleon.com/.

Cautionary Note on Forward-Looking Statements
This press release may contain "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995, which statements may be identified by words such as "expects," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed under the heading "Forward-Looking Statements" and "Risk Factors" in the Company's SEC filings, as may be updated and amended from time to time. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures
As required by the rules of the Securities and Exchange Commission ("SEC"), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this release.

Adjusted EBITDA, Adjusted EBITDA margin, Non-Vehicle Net Debt, Non-Vehicle Net Debt to Adjusted EBITDA, and free cash flow are non-GAAP financial measures and should not be considered as alternatives to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to GAAP.

Adjusted EBITDA is defined as net income (loss) adjusted to add back interest expense, depreciation and amortization, discontinued operations, non-cash stock-based compensation costs, transaction costs, litigation expenses, and other non-recurring costs, as these recoveries, charges and expenses are not considered a part of our core business operations and are not necessarily an indicator of ongoing, future company performance.

Adjusted EBITDA is one of the primary metrics used by management to evaluate the financial performance of our business. We present adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe it is helpful in highlighting trends in our operating results, because it excludes, among other things, certain results of decisions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure and capital investments.

We view free cash flow when assessing its sources of liquidity, capital resources and quality of earnings. We believe that free cash flow is helpful in understanding the Company's capital requirements and provides an additional means to reflect the cash flow trends in the Company's business. We define free cash flow as cash flows from operating activities less cash used for investments in property and equipment (excluding acquisitions).

We define Non-Vehicle Net Debt as total principal of long-term debt, including current maturities, less cash and restricted cash. Short-term floor plan debt and the finance lease obligations are not included in this measure. We believe that Non-Vehicle Net Debt is useful to investors as a measure of our financial position. We use Non-Vehicle Net Debt to monitor and compare our financial position from period to period. However, Non-Vehicle Net Debt is not intended to be used as an alternative to any measure of our financial position in accordance with GAAP.

We define Non-Vehicle Net Debt to Adjusted EBITDA as Non-Vehicle Net Debt divided by Adjusted EBITDA for the applicable last twelve-month period. We define Adjusted EBITDA as our net income (loss), excluding the impact of income taxes, depreciation and amortization, net interest expense and certain other non-cash, non-recurring and/or unusual, non-operating items including, but not limited to: non-cash stock compensation expense, impairment of goodwill and franchise rights, personnel restructuring expenses, pre-owned vehicle inventory valuation adjustment, and charges related to proxy contest and reorganization of Board of Directors. We believe that Non-Vehicle Net Debt to Adjusted EBITDA is useful to investors as a measure of our financial position. We use this measure to monitor and compare our financial position from period to period. However, Non-Vehicle Net Debt to Adjusted

EBITDA is not intended to be used as an alternative to any measure of our financial position in accordance with GAAP.

Investor Relations Contact:
investors@rumbleon.com

RumbleOn, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
($ in millions, except per share)

	Three Months Ended March 31,
	2024	2023
Revenue:
Powersports vehicles	$214.8	$233.3
Parts, service and accessories	52.9	59.1
Finance and insurance, net	25.8	27.2
Vehicle transportation services	14.3	14.8
Total revenue	307.8	334.4
Cost of revenue:
Powersports vehicles	185.1	201.0
Parts, service and accessories	29.3	31.8
Vehicle transportation services	10.8	11.3
Total cost of revenue	225.2	244.1
Gross profit	82.6	90.3
Selling, general and administrative	73.9	86.3
Depreciation and amortization	3.5	4.7
Operating income (loss)	5.2	(0.7)
Floor plan interest expense	(4.0)	(2.5)
Other interest expense, net	(12.1)	(15.1)
Other income (expense)	0.3	—
Loss from continuing operations before income taxes	(10.6)	(18.3)
Income tax provision (benefit)	(0.3)	(1.6)
Loss from continuing operations	$(10.3)	$(16.7)
Loss from discontinued operations	—	(0.2)
Net income (loss)	$(10.3)	$(16.9)

Weighted average common shares outstanding	35,133,414	16,224,122
Diluted loss per share from continuing operations	$(0.29)	$(1.03)
Diluted net loss per share	$(0.29)	$(1.04)

RumbleOn, Inc.
Condensed Consolidated Balance Sheets
 ($ in Millions)

	March 31, 2024	December 31, 2023
ASSETS	(Unaudited)
Current assets:
Cash	$50.3	$58.9
Restricted cash	13.1	18.1
Accounts receivable, net	33.5	50.3
Inventory	353.7	347.5
Prepaid expense and other current assets	3.8	6.0
Total current assets	454.4	480.8
Property and equipment, net	74.9	76.8
Right-of-use assets	165.4	163.9
Franchise rights and other intangible assets	202.5	203.3
Other assets	1.5	1.5
Total assets	$898.7	$926.3
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other current liabilities	72.1	$68.1
Vehicle floor plan notes payable	300.2	291.3
Current portion of long-term debt	39.2	35.6
Total current liabilities	411.5	395.0
Long-term liabilities:
Long-term debt	206.0	238.7
Operating lease liabilities	136.4	134.1
Other long-term liabilities, including finance lease obligation	52.1	52.9
Total long-term liabilities	394.5	425.7
Total liabilities	806.0	820.7
Commitments and contingencies
Stockholders’ equity:
Class A common stock	—	—
Class B common stock	—	—
Additional paid-in capital	688.6	701.0
Accumulated deficit	(591.6)	(591.1)
Treasury stock	(4.3)	(4.3)
Total stockholders’ equity	92.7	105.6
Total liabilities and stockholders’ equity	$898.7	$926.3

RumbleOn, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
($ in millions)

	Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10.3)	$(16.9)
Loss from discontinued operations	—	(0.2)
Loss from continuing operations	(10.3)	(16.7)
Adjustments to reconcile loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization	3.5	4.7
Amortization of debt issuance costs	2.2	2.3
Stock-based compensation	1.4	2.9
Deferred taxes	(0.4)	(1.7)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	16.8	(4.3)
Inventory	(6.2)	1.2
Prepaid expenses and other current assets	2.2	2.6
Other liabilities	0.4	1.7
Accounts payable and accrued liabilities	4.1	2.9
Floor plan trade note borrowings	(10.7)	13.4
Net cash provided by operating activities	3.0	9.0
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions, net of cash received	—	(3.3)
Purchase of property and equipment	(1.0)	(1.9)
Technology development	(0.1)	(0.5)
Net cash used in investing activities	(1.1)	(5.7)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of debt, including finance leases	(35.3)	(4.0)
Increase (decrease) in borrowings from non-trade floor plans	19.6	4.0
Proceeds from debt	0.5	—
Other financing	(0.3)	—
Net cash provided by financing activities	(15.5)	—
CASH FLOWS FROM DISCONTINUED OPERATIONS
Net cash provided by operating activities	—	(0.1)
Net cash used in financing activities	—	—
Net cash used in discontinued operations	—	(0.1)
NET CHANGE IN CASH	(13.6)	3.2
Cash and restricted cash at beginning of period	77.0	58.6
Cash and restricted cash at end of period	$63.4	$61.8

RumbleOn, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(Unaudited)
($ in millions)

	First Quarter
	2024	2023
Net loss	$(10.3)	$(16.9)
Loss from discontinued operations	—	(0.2)
Loss from continuing operations	(10.3)	(16.7)
Add back:
Floor plan interest expense	4.0	2.5
Other interest expense	12.1	15.1
Depreciation and amortization	3.5	4.7
Income tax provision (benefit)	(0.3)	(1.6)
EBITDA	9.0	4.0
Adjustments:
Stock-based compensation	1.4	2.9
Loss associated with sale of RumbleOn Finance loan receivables(1)	—	2.0
Lease expense associated with favorable related party leases in excess of contractual lease payments	0.3	0.3
Other non-recurring costs(2)	0.9	0.7
Personnel restructuring costs(3)	0.1	0.9
Adjusted EBITDA	$11.7	$10.8

(1) Loss associated with the fair value of the RumbleOn Finance loan receivables portfolio, which was sold during the fourth quarter of 2023.
(2) Other non-recurring costs, which include one-time expenses incurred. For the 2024 period, amount consisted of costs for a canceled service contract. For the 2023 period, the balance was comprised primarily of integration costs and professional fees associated with acquisitions, a death benefit to the estate of a former Company officer and director.
(3) Amount in 2023 primarily comprised of expenses associated with the separation of the Company's former chief financial officer.

RumbleOn, Inc.
Reconciliation of Cash Flows from Operating Activities to Free Cash Flow
(Unaudited)
($ in millions)

Reconciliation of net cash provided by (used in) operating activities to Free Cash Flow is reflected in the table below:

	First Quarter
	2024	2023
Cash flows from operating activities (GAAP)	$3.0	$9.0
Less:
Purchase of property and equipment	(1.0)	(1.9)
Free cash flow (non-GAAP)	$2.0	$7.1

Non-Vehicle Net Debt

The following table reconciles Non-Vehicle Net Debt to the most directly comparable GAAP financial measure, which is total long-term debt, including current maturities.

($ in millions)	As of March 31, 2024	As of December 31, 2023
Non-Vehicle Net Debt Reconciliation
Long-term debt, including current maturities	$245.2	$274.3
Add back: unamortized debt discount and debt issuance costs	21.6	27.5
Principal of long-term debt, including current maturities	266.8	301.8
Less: cash and restricted cash	(63.4)	(77.0)
Non-Vehicle Net Debt	$203.4	$224.8

RumbleOn, Inc.
Non-Vehicle Net Debt to Adjusted EBITDA
(Unaudited)
($ in millions)

The following table presents our calculation of Non-Vehicle Net Debt to Adjusted EBITDA and the most directly comparable GAAP ratio, which is total long-term debt to last twelve months (“LTM”) net loss.

	Twelve Months Ended March 31, 2024
LTM Adjusted EBITDA Reconciliation
Net loss (GAAP)	$(208.9)
Loss from discontinued operations	(0.9)
Loss from continuing operations	(208.0)
Add back:
Floor plan interest expense	14.6
Other interest expense	61.1
Income tax expense (benefit)	60.6
Depreciation and amortization	20.8
EBITDA	(50.9)
Adjustments:
Non-cash stock compensation expense	10.5
Pre-owned vehicle inventory valuation adjustment	12.6
Lease expense associated with favorable related party leases in excess of contractual lease payments	1.1
Charges related to proxy contest and reorganization of the Board of Directors	5.1
Loss related to sale of RumbleOn Finance receivables	5.6
Impairment of goodwill and franchise rights	60.1
Personnel restructuring costs	4.5
Other non-recurring costs	2.9
Adjusted EBITDA (non-GAAP)	$51.5

Non-Vehicle Net Debt (Non-GAAP)	$203.4

Total long-term debt (including current maturities) to LTM net loss (GAAP)	(1.2)	x
Non-Vehicle Net Debt to LTM Adjusted EBITDA as of March 31, 2024 (Non-GAAP)	3.9	x